Exhibit 99.2
First Federal Savings and Loan Association of Port Angeles

First Northwest Bancorp
03/03/2014
PROPOSED MAILING AND INFORMATIONAL MATERIALS

INDEX

Produced by the Financial Printer

1.	Dear Member Letter*

2.	Dear Member Letter for Non Eligible States*

3.	Dear Friend Letter - Eligible Account Holders who are no longer Depositors*

4.	Dear Potential Investor Letter*

5.	Dear Prospective Investor Letter - Used as a Cover Letter for States Requiring "Agent" Mailing*

6.-7.        Proxy Q&A*

8.-11.         Stock Q&A

12.        Proxy Important Reminder (immediate follow-up)

13.        Proxy Request

14-15    Proxy Card

16.        Stock Order Form (page 1 of 2)*

17.        Stock Order Form Certification (page 2 of 2)*

18.	Stock Order Form Guidelines*

19.	Community Meeting *

Produced by the Stock Information Center

20.	Mailing Insert/Lobby Poster

21.	Invitation Letter - Informational Meetings

22.	Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

23.	Dear Shareholder - Confirmation Letter

24.	Dear Interested Investor - No Shares Available Letter

25.	Welcome Shareholder Letter - For Initial Certificate Mailing

26.	Dear Interested Subscriber Letter - Subscription Rejection

27.	Letter for Sandler O’Neill Mailing to Clients*

28.	Tombstone (Advertisement)

*Accompanied by a Prospectus

First Federal Savings and Loan Association of Port Angeles

Dear Member:

We are pleased to announce that the Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has unanimously adopted a plan of conversion whereby First Federal will convert from the mutual to the stock form of organization and become a wholly owned subsidiary of First Northwest Bancorp, our proposed holding company. We are converting so that First Federal will be structured in the form of ownership that will allow us to increase our capital, which will enable us to better serve our existing customers and support our continued growth and expansion.

To continue our long-standing commitment to our local communities, we have established a charitable foundation, the First Federal Community Foundation, in connection with the conversion, which we will fund through a contribution of shares of our common stock and cash. The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

The Proxy Card
To accomplish the conversion and the funding of the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the plan of conversion and in favor of the contribution to the foundation. You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Order Form
As a qualifying account holder, you also have nontransferable rights to subscribe for shares of First Northwest Bancorp common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering in more detail. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to First Northwest Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on [expiration date].

If you have any questions after reading the enclosed materials, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

Sincerely,

Larry Hueth
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

First Federal Savings and Loan Association of Port Angeles

Dear Member:

We are pleased to announce that the Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has unanimously adopted a plan of conversion whereby First Federal will convert from the mutual to the stock form of organization and become a wholly owned subsidiary of First Northwest Bancorp, our proposed holding company. We are converting so that First Federal will be structured in the form of ownership that will allow us to increase our capital, which will enable us to better serve our existing customers and support our continued growth and expansion.

To continue our long-standing commitment to our local communities, we have established a charitable foundation, the First Federal Community Foundation, in connection with the conversion, which we will fund through a contribution of shares of our common stock and cash. The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

To accomplish the conversion and the funding of the foundation through a contribution of our common stock and cash to the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the plan of conversion and in favor of the contribution to the foundation. You may vote by mail by returning your proxy using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone or Internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of First Northwest Bancorp or (2) an agent of First Northwest Bancorp to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed materials, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

Sincerely,

Larry Hueth
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

First Federal Savings and Loan Association of Port Angeles

Dear Friend of First Federal:

We are pleased to announce that the Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has unanimously adopted a plan of conversion whereby First Federal will convert from the mutual to the stock form of organization and become a wholly owned subsidiary of First Northwest Bancorp, our proposed holding company. We are converting so that First Federal will be structured in the form of ownership that will allow us to increase our capital, which will enable us to better serve our existing customers and support our continued growth and expansion.

To continue our long-standing commitment to our local communities, we have established a charitable foundation, the First Federal Community Foundation, in connection with the conversion, which we will fund through a contribution of shares of our common stock and cash a foundation to be known as the First Federal Community Foundation. The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

As a former depositor of First Federal, you have nontransferable rights to subscribe for shares of First Northwest Bancorp common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering of First Northwest Bancorp and our operations. Please read the prospectus carefully before making an investment decision.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to First Northwest Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on [expiration date].

If you have any questions after reading the enclosed materials, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23 2014, through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

Sincerely,

Larry Hueth
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

First Northwest Bancorp

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the stock offering by First Northwest Bancorp being undertaken in connection with the conversion of First Federal Savings and Loan Association of Port Angeles (“First Federal”).

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of First Federal and the stock offering by First Northwest Bancorp. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to First Northwest Bancorp, together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on [expiration date].

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

Sincerely,

Larry Hueth
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Prospective Investor:

At the request of First Federal Savings and Loan Association of Port Angeles (“First Federal”) and its proposed holding company, First Northwest Bancorp, we have enclosed materials regarding the offering of common stock of First Northwest Bancorp. The offering is being made in connection with the conversion of First Federal from the mutual to the stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of First Northwest Bancorp.

Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed materials, please call the Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time, and ask for a Sandler O’Neill representative. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday. If you decide to subscribe for shares, your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on [expiration date].

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]
First Federal Savings and Loan Association of Port Angeles
Proxy Q&A

Questions & Answers About Voting

We are pleased to announce that the Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has unanimously adopted a plan of conversion whereby First Federal will convert from the mutual to the stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of First Federal at a special meeting of members. In connection with the conversion, First Federal’s new holding company, First Northwest Bancorp, is offering shares of its common stock for sale in an initial public offering. To continue our long-standing commitment to our local communities, we have established a charitable foundation, the First Federal Community Foundation, in connection with the conversion, which we will fund through a contribution of shares of our common stock and cash to a foundation to be known as the First Federal Community Foundation. The foundation will be dedicated to the promotion of charitable causes within the communities in which the Bank operates.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote all proxy cards received.

Your Board of Directors urges you to vote "FOR" the conversion and return your proxy today.

Q.	Why is First Federal converting to the stock form of organization?

A.
The conversion to stock form and the formation of First Northwest Bancorp will enable First Federal to access capital through the sale of common stock by First Northwest Bancorp. This additional capital will give us the financial strength to better serve our existing customers, support our continued internal growth and expansion through future branching activities and/or the acquisition of other community banks as opportunities arise, retain and attract qualified personnel and provide our customers with an opportunity to become owners of First Northwest Bancorp.

Q.	What changes will occur as a result of the conversion? Will there be changes at my local branch?

A.
No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional products and services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.
No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.    Who is eligible to vote on the conversion?

A.	Depositors and borrowers of First Federal as of the close of business on [voting record date] are eligible to vote at the special meeting of members.

Q.    Why did I receive several proxies?

A.	If you have more than one deposit account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of First Northwest Bancorp?

A.	No. Voting for the plan of conversion does not obligate you to buy shares of common stock of First Northwest Bancorp.

Q.    How do I vote my proxy?

A.	You can vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN” or by telephone or Internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Q.    What is the First Federal Community Foundation and why was it established and how will it be funded?

A.
To continue our long-standing commitment to our local communities, we have established a charitable foundation, the First Federal Community Foundation, in connection with the conversion, which we will fund through a contribution of shares of our common stock and cash, subject to member approval. The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

Q.    Will the First Federal Community Foundation be funded if the conversion is not approved and completed?

A.
No. The foundation will only be funded if both the plan of conversion and the contribution of our common stock and cash to the foundation are approved by the members. However, if we receive all other approvals, we will be permitted to complete the conversion without funding the foundation, if funding the foundation is not approved by our members.

Additional Information

Q.	What if I have additional questions or require more information?

A.
First Federal’s proxy statement and First Northwest Bancorp’s prospectus that accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time. Additional material may only be obtained from the Stock Information Center. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]
First Northwest Bancorp
Stock Q&A

Questions & Answers About the Stock Offering

We are pleased to announce that the Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has unanimously adopted a plan of conversion whereby First Federal will convert from the mutual to the stock form of organization. The plan is subject to the approval of the members of First Federal at a special meeting of members. In connection with the conversion, First Federal’s proposed holding company, First Northwest Bancorp, is offering shares of its common stock for sale in an initial public offering. To continue our long-standing commitment to our local communities, we have established a charitable foundation, the First Federal Community Foundation, in connection with the conversion, which we will fund through a contribution of shares of our common stock and cash. The foundation will be dedicated to the promotion of charitable causes within the communities in which the Bank operates.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.	Why is First Federal converting to the stock form of organization?

A.
The conversion to stock form and formation of First Northwest Bancorp will enable First Federal to access capital through the sale of common stock by First Northwest Bancorp. This additional capital will give us the financial strength to better serve our existing customers, support our continued internal growth and expansion through future branching activities and/or the acquisition of other community banks as opportunities arise, retain and attract qualified personnel and provide our customers with an opportunity to become owners of First Federal.

Q.    Will any account I hold with First Federal be converted into stock?

A.	No. All accounts will remain as they were prior to the conversion.

Q.	Who can purchase stock?

A.	The common stock of First Northwest Bancorp is being offered in the subscription offering in the following order of priority:

(1)	Depositors who held at least $50 with us as of the close of business on March 31, 2011.

(2)	The First Northwest Bancorp Tax-Qualified Employee Stock Benefit Plans.

(3)	Depositors who held at least $50 with us as of the close of business on [supplemental record date].

(4)	Depositors and borrowers with us as of the close of business on [voting record date] to the extent not already included in a prior category.
Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering with priority to natural persons residing in Clallam, Jefferson, and Kitsap counties, Washington and then, to the extent any shares remain, to the general public in a syndicated community offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.
No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	How many shares of stock are being offered, and at what price?

A.
First Northwest Bancorp is offering for sale a maximum of 10,350,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, First Northwest Bancorp may increase the maximum and sell up to 11,902,500 shares.

Q.	How much stock can I purchase?

A.
The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $200,000 (20,000 shares); no person together with their associates or a group of persons acting in concert may purchase more than $400,000 (40,000 shares) of common stock in the offering.

Q.	How do I order stock?

A.
If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to First Northwest Bancorp by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362. You may also hand deliver stock order forms at this location. We will not accept stock order forms at our other banking offices. Your order must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on [expiration date]. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.
You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at First Federal. Checks and money orders must be made payable to First Northwest Bancorp. Withdrawals from a certificate of deposit at First Federal to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my First Federal home equity line of credit to subscribe for shares of common stock?

A.	No. First Federal cannot knowingly lend funds to anyone to subscribe for shares. This includes the use of funds available through a First Federal home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on [expiration date].

Q.	Can I subscribe for shares using funds in my IRA at First Federal?

A.
No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at First Federal. To use these funds to subscribe for common stock, you need to establish a "self-directed" trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to subscribe for common stock due to your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	No. With the exception of certain orders placed through an IRA, Keogh or 401(k) plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.	Will payments for common stock earn interest until the conversion closes?

A.
Yes. Any payment made in cash or by check or money order will earn interest at First Federal’s statement savings rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	Following the offering, our board of directors will have the authority to declare dividends, no discussion has been made as to whether or when any dividends may be paid .

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock are expected to trade on the Nasdaq Capital Market under the symbol “FNBC.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

About The Foundation

Q.	What is the First Federal Community Foundation and why is it being funded?

A.
To continue our long-standing commitment to our local communities, we have established a charitable foundation, the First Federal Community Foundation, in connection with the conversion, which we will fund through a contribution of shares of our common stock and cash, subject to member approval. The foundation will be dedicated to charitable purposes within the communities in which First Federal operates.

Q.    Will the First Federal Community Foundation be funded if the conversion is not approved and completed?

A.
No. The foundation will only be established and funded if both the plan of conversion and the contribution of our common stock and cash to the foundation are approved by members. However, if we receive all other approvals, we will be permitted to complete the conversion without the foundation, if the contribution to the foundation is not approved by our members.

Additional Information

Q.	What if I have additional questions or require more information?

A.
First Northwest Bancorp’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time. Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

IMPORTANT REMINDER

[First Federal Logo]

PLEASE SUPPORT US

Dear Member:

•
As a follow-up to our recent proxy mailing, WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS on the proposed plan of conversion, and on the funding of the First Federal Community Foundation through the contribution of common stock and cash to the foundation. We value your relationship with First Federal and ask for your support by voting and returning the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card. Your Board of Directors recommends that you vote “FOR” the proposals.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted your proxy card(s), please accept our thanks. Let me assure you that:

•	The conversion will not affect the terms on deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing First Federal, and we appreciate your vote. If you have any questions, please call our Stock Information Center at [stock center phone #].

Sincerely,

Larry Hueth
President and Chief Executive Officer

The Plan and the funding of the foundation must be approved
by at least a majority of the votes eligible to be cast at our special meeting.

If you have more than one account you may receive more than one proxy card.
Please support us by voting all proxy cards received.

SECOND REQUEST

[First Federal Logo]

PLEASE SUPPORT US

Dear Member:

•
As a follow-up to our recent proxy mailing, our records show that you have not voted all of your proxy cards on the proposed plan of conversion, and on the funding of the First Federal Community Foundation through the contribution of our common stock and cash to the foundation. We value your relationship with First Federal and ask for your support by voting and returning the enclosed proxy card today. You can also vote by telephone or Internet, as instructed on the card. Your Board of Directors recommends that you vote “FOR” the proposals.

If you are unsure whether you voted, please vote the enclosed proxy card. If you have already voted your proxy card(s), please accept our thanks. Let me assure you that:

•	The conversion will not affect the terms of your deposit accounts or loans.

•	Deposit accounts will continue to be federally insured to the legal maximum.

•	Voting does not obligate you to buy stock.

Thank you for choosing First Federal, and we appreciate your vote. If you have any questions, please call our Stock Information Center at [stock center phone #].

Sincerely,

Larry Hueth
President and Chief Executive Officer

The Plan and the funding of the foundation must be approved
by at least a majority of the votes eligible to be cast at our special meeting.

If you have more than one account you may receive more than one proxy card.
Please support us by voting all proxy cards received.

D E T A C H H E R E	logo	REVOCABLE PROXY	P R O X Y C A R D
☑ Please vote by marking one of the boxes as shown.

1.    Approval of the Plan of Conversion of First Federal Savings and Loan Association of Port Angeles.
                 FOR ☐           AGAINST ☐

2.    Approval of the funding of the First Federal Community Foundation through a contribution of shares of First Northwest Bancorp common stock and cash
                 FOR ☐           AGAINST ☐

                     CONTROL #
The undersigned acknowledges receipt of a Notice of Special Meeting of Members, the proxy statement of First Federal Savings and Loan Association of Port Angeles dated _________, 2014, and the prospectus of First Northwest Bancorp prior to the execution of this proxy.

________________________________________________________SiSignature Date

Joint accounts need only one signature.

PLEASE SIGN, DATE AND RETURN ALL PROXY CARDS THAT YOU RECEIVE IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE. NONE ARE DUPLICATES.

DETACH HERE THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND “FOR” APPROVAL OF THE CONTRIBUTION OF STOCK AND CASH TO THE FOUNDATION

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK AND
DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY CARD
 DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS.
PLEASE SUPPORT US BY VOTING ALL PROXY CARDS RECEIVED.

D E T A C H H E R E	logo	REVOCABLE PROXY	P R O X Y C A R D

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON _________ __, 2014, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PLAN OF CONVERSION.

The above-signed being a member of First Federal Savings and Loan Association of Port Angeles (“First Federal”), hereby authorizes the Board of Directors of First Federal or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of First Federal to be held at ______________________________, Port Angeles, Washington, on ________ __, 2014 at __:__ _.m., Pacific time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth above.

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of First Federal either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF FIRST NORTHWEST BANCORP COMMON STOCK IN THE STOCK OFFERING.
IMPORTANT: PLEASE VOTE, DATE AND SIGN, ON REVERSE SIDE

DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
“FOR” APPROVAL OF THE PLAN OF CONVERSION AND “FOR” APPROVAL OF THE
CONTRIBUTION OF STOCK AND CASH TO THE FOUNDATION

VOTING “FOR” THE CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK AND
DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY.
PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.

15

[logo]First Northwest Bancorp Subscription & Community Offering Stock Order Form
First Federal Savings and Loan Association of Port Angeles Stock Information Center 105 West 8th St., Port Angeles, WA 98362 [stock center phone #]	Expiration Date for Stock Order Forms: [expiration date] 5:00 p.m. Pacific Time (received not postmarked)
IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price X 10.00 =	(2) Total Payment Due	Minimum number of shares: 25 shares ($250) Maximum number of shares: 20,000 shares ($200,000) Maximum number of shares for associates or group: 40,000 shares ($400,000) See Instructions.
$

(3) Employee/Officer/Director Information [ ] Check here if you are an employee, officer or director of First Federal or a member of such person’s immediate family living in the same household.
(4) Method of Payment by Check Enclosed is a check, bank draft or money order payable to First Northwest Bancorp in the amount indicated here.	Total Check Amount	$	.
(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at First Federal. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at First Federal cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount
$	.
$	.

(6) Purchaser Information

Subscription Offering

  [ ] a. Check here if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2011.

[ ] b. Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on [supplemental record date] but are not an Eligible Account Holder.

[ ] c. Check here if you are a Depositor or Borrower with us as of the close of business on [voting record date] to the extent not already included in a prior category.
Community Offering

[ ] d. Check here if you are a community member (Indicate county of residence in #9 below).

Account Information
List below all accounts in which you had an ownership interest as of the applicable eligibility date as indicated in a, b or c above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Use reverse side for additional space.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership and SS# or Tax ID#:	SS#/Tax ID#
[ ] Individual	[ ] Joint Tenants	[ ] Tenants in Common	[ ] Fiduciary (i.e., trust, estate)
[ ] Uniform Transfers to Minors Act (Indicate SS# of Minor only)	[ ] Company/Corporation/ Partnership	[ ] IRA or other qualified plan (Both Tax ID# & SS# for IRAs)	SS#/Tax ID#
(8) Stock Registration & Address:
Name and address to appear on stock certificate. Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA and Keogh purchases).

Bank Use	Name:
Bank Use	Name Continued:
Mail to- Street:
City:	State:	Zip Code:
(9) Telephone Daytime/Evening	( ) --	( ) --	County of Residence
(10) Associates/Acting in Concert Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.
(11) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on [expiration date], unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by First Northwest Bancorp, this stock order form may not be modified, withdrawn or canceled without First Northwest Bancorp’s consent and if authorization to withdraw from deposit accounts at First Federal Savings and Loan Association of Port Angeles has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of First Federal Savings and Loan Association of Port Angeles described in the accompanying prospectus.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. First Federal Savings and Loan Association of Port Angeles and First Northwest Bancorp will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.
By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.
Bank Use

Signature Date	Signature Date

Item (6) Purchaser Account Information continued:
Bank Use	Account Number(s)	Account Title (Name(s) on Account)

Item (10) Associates/Acting In Concert continued:
If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms	Number of shares ordered	Name(s) listed on other stock order forms	Number of shares ordered

Associate - The term “associate” of a particular person means:

(1) a corporation or organization other than First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp or a majority-owned subsidiary of First Federal Savings and Loan Association of Port Angeles, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

(2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of First Federal Savings and Loan Association of Port Angeles or First Northwest Bancorp, or any of their subsidiaries.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or

(2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM
I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FIRST NORTHWEST BANCORP, FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PORT ANGELES, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.
If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation.
I further certify that, before purchasing the common stock, par value $0.01 per share, of First Northwest Bancorp (the “Company”), which will become the holding company for First Federal Savings and Loan Association of Port Angeles, I received a prospectus of the Company dated _____, 2014 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section beginning on page __, the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

1. Our increased emphasis on commercial real estate lending subjects us to various risks that could adversely impact our results of operations and financial condition.
2. The unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits. 3. We have a concentration of large loans outstanding to a limited number of borrowers that increases our risk of loss.
4. Slower growth has lead us to originate and purchase loans outside of our market area which could affect the level of our nonperforming loans. 5. Our management team has changed significantly in the past year. 6. Adverse economic conditions in the market areas we serve could adversely impact our earnings and could increase the credit risk associated with our loan portfolio.
7. Changing water rights in the state of Washington could adversely affect the value of undeveloped lots and subsequent use for residential and commercial activity within our market area and potentially other rural areas of the state of Washington.
8. Our branching strategy will cause our expenses to increase faster than revenues.
9. Our business may be adversely affected by credit risk associated with residential property.
10. Our non-owner-occupied real estate loans may expose us to increased credit risk.
11. Repayment of our commercial business loans is often dependent on the cash flows of the borrower, which may be unpredictable, and the collateral securing these loans may fluctuate in value.
12. A portion of our loan portfolio is serviced by third parties, which may limit our ability to foreclose on such loans.
13. Our lending limit may restrict our growth.
14. Our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.
15. If our nonperforming assets increase, our earnings will be adversely affected.
16. If our real estate owned is not properly valued or sufficiently reserved to cover actual losses, or if we are required to increase our valuation reserves, our earnings could be reduced.
17. Decreased volumes and lower gains on sales of mortgage loans sold could adversely impact our noninterest income. 18. If we are unable to effectively integrate new personnel hired to carry out our business plan our business may be adversely affected.
19. We use estimates in determining the fair value of certain assets, such as mortgage servicing rights. If our estimates prove to be incorrect, we may be required to write down the value of these assets which could adversely affect our earnings.
20. Our consideration of whole bank or branch acquisitions may expose us to financial, execution and operational risks that could adversely affect us.
21. New lines of business or new products and services may subject us to additional risk.
22. We are subject to interest rate risk.
23. We operate in a highly competitive industry.
24. We participate in a multiple employer defined benefit pension plan for the benefit of our employees. If we were to withdraw from this plan, or if the plan sponsor requires us to make additional contributions, we could incur a substantial expense which would negatively impact our earnings.
25. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
26. The short-term and long-term impact of the changing regulatory capital requirements and new capital rules is uncertain.
27. New regulations could restrict our ability to originate and sell mortgage loans.
28. If our investment in the Federal Home Loan Bank of Seattle becomes impaired, our earnings and shareholders’ equity could decrease.
29. We rely on communications, information, operating and financial control systems technology from third-party service providers, and we may suffer an interruption in those systems.
30. We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

Risks Related to this Stock Offering

1. Our operating expenses are high as a percentage of our net interest income, making it more difficult to maintain profitability. After this offering, our expenses will increase. Our return on equity also will be low compared to other companies. These factors could negatively impact the price of our stock.
2. The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal and may not be indicative of the actual value of First Northwest Bancorp.
3. There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
4. The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.
5. Our equity incentive plans will increase our costs, which will reduce our income.
6. Management and the board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.
7. We intend to enter into employment agreements and change in control agreements with certain of our officers, which may increase our compensation costs upon the occurrence of certain events or increase the cost of acquiring us.
8. The amount of common stock we will control, our articles of incorporation and bylaws, and state and federal law could discourage hostile acquisitions of control of First Northwest Bancorp.
9. The implementation of an equity incentive plan may dilute your ownership interest.
10. Our growth or future losses may require us to raise additional capital in the future, but that capital may not be available when it is needed or the cost of that capital may be very high.
   Risks Related to the Contribution to the Foundation
1. The contribution to the First Federal Community Foundation will decrease our profits for fiscal 2015.
2. The contribution to the First Federal Community Foundation will decrease the ownership interest and voting interest in the shares sold to the public after the contribution.
3. Our contribution to the First Federal Community Foundation may not be tax deductible, which could decrease our profits.
(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

17

First Northwest Bancorp
Stock Ownership Guide
Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Washington Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA WA (use minor's social security number).

Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
•    The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
•    The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
•    A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
•    The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
•    The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions
Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in any category of the subscription offering is $200,000 (20,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person is $200,000 (20,000 shares) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $400,000 (40,000 shares) of common stock.

Item 3 - Employee/Officer/Director Information
Check this box to indicate whether you are an employee, officer or director of First Federal Savings and Loan Association of Port Angeles or a member of such person's immediate family living in the same household.

Item 4 - Method of Payment by Check
If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to First Northwest Bancorp. Payment in cash may not be made. Your funds will earn interest at First Federal’s statement savings rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at First Federal, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information
Subscription Offering
a. Check this box if you had a deposit account(s) totaling $50.00 or more on March 31, 2011 (“Eligible Account Holder”).
     b. Check this box if you had a deposit account(s) totaling $50.00 or more on [supplemental record date] but are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).
c. Check here if you are a Depositor or Borrower with us as of the close of business on [voting record date] to the extent not already included in a prior category.
Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.
Note:  Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights.
Community Offering
 d. Check this box if you are a community member (Indicate county of residence in item 9).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address
Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide." Shares must be registered as reflected on your qualifying account. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA and Keogh purchases).

Item 9 – Telephone Number(s) and County of Residence
Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 – Associates/Acting in Concert
Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares.

Item 11– Acknowledgement
Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by First Northwest Bancorp no later than 5:00 p.m., Pacific Time, on [expiration date] or it will become void.

Delivery Instructions:  You may deliver your stock order form by mail using the enclosed “stock order return envelope, by hand delivery or by overnight courier to the First Northwest Bancorp Stock Information Center located at 105 West 8th St., Port Angeles, WA 98362. Hand delivered stock order forms will only be accepted at this location. We will not accept stock orders at our other banking offices. If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Stock Information Center at [stock center phone #] Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 23, 2014 through 12:00 noon on Tuesday, May 27, 2014 in observance of the Memorial Day holiday.
First Federal
Stock Information Center
 105 West 8th St., Port Angeles, WA 98362

An Invitation	Community Meetings

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, First Northwest Bancorp.

❖    Members of senior management will discuss First Federal Savings and Loan Association of Port Angeles (“First Federal”) operations, past performance and financial history.

❖    You will be able to meet one-on-one with First Federal officers to ask questions.

❖    There will be no sales pressure. You will receive First Northwest Bancorp stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in _______. For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at [stock center phone #] Monday through Friday, 10:00 a.m. to 4:00 p.m., Pacific Time.

First Northwest Bancorp [logo)]
Proposed Holding Company for
First Federal

Day, Month __
Location
Address
City, State Zip Code

❖

Day, Month __
Location
Address
City, State Zip Code

First Northwest Bancorp
(logo)

Proposed Holding Company for
First Federal

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

First Federal Savings and Loan Association of Port Angeles
[LOGO]

Please Support Us

Vote Your Proxy Card Today

FOR

If you have more than one account, you may have received more than one proxy card depending upon the ownership structure of your accounts.
Please vote, sign and return all proxy cards that you received.

First Federal Savings and Loan Association of Port Angeles

_______________, 2014

Dear __________:

The Board of Directors of First Federal Savings and Loan Association of Port Angeles (“First Federal”) has unanimously adopted a plan of conversion, whereby First Federal will convert from the mutual to the stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at _______on___ at ___:00 _._, Pacific Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our Stock Information Center at [stock center phone #], Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Pacific Time.

Sincerely,

Larry Hueth
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

First Northwest Bancorp

_______________, 2014

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of First Northwest Bancorp common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of First Northwest Bancorp common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

If you have any questions, please call our Stock Information Center at [stock center phone #], Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Pacific Time.

First Northwest Bancorp
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp

_______________, 2014

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for _______ shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2014; this is your stock purchase date. Trading will commence on the Nasdaq Capital Market under the symbol “FNBC” on ________ __, 2014.

Thank you for your interest in First Northwest Bancorp. Your stock certificate will be mailed to you shortly.

First Northwest Bancorp
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp

_______________, 2014

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in First Northwest Bancorp and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Capital Market under the symbol “FNBC” on _______, 2014.

First Northwest Bancorp
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp

_______________, 2014

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of First Northwest Bancorp (the “Company) purchased by you at a price of $10.00 per share on [purchase date], in our conversion offering. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following:

Registrar and Transfer Company
Investor Relations Department
10 Commerce Drive
Cranford, NJ 07016
1 (800) 368-5948
email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of First Northwest Bancorp, I thank you for supporting our offering.

Sincerely,

Larry Hueth
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

First Northwest Bancorp

_______________, 2014

Dear Interested Subscriber:

We regret to inform you that First Northwest Bancorp, the holding company for First Federal Savings and Loan Association of Port Angeles, did not accept your order for shares of First Northwest Bancorp common stock in its community offering. This action is in accordance with our plan of conversion, which gives First Northwest Bancorp the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

First Northwest Bancorp
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

Sandler O’Neill & Partners, L.P.

_______________, 2014

To Our Friends:

We are enclosing material in connection with the stock offering by First Northwest Bancorp, the proposed holding company for First Federal Savings and Loan Association of Port Angeles.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 5:00 p.m., Pacific Time, on [expiration date].

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call the stock information center at [stock center phone #].

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by First Federal Savings and Loan Association of Port Angeles, First Northwest Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

First Northwest Bancorp
[logo]

An Invitation
To Attend a Community Meeting

First Northwest Bancorp is offering shares of its common stock in connection with the conversion of First Federal Savings and Loan Association of Port Angeles into the stock form of organization.

7,650,000 – 11,902,500 shares of First Northwest Bancorp are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at [stock center phone #], Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Pacific Time.